================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PS GROUP HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

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[LETTERHEAD OF PS GROUP HOLDINGS]

                              April 11, 1997

Dear Stockholder:

  You are cordially invited to the 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") of PS Group Holdings, Inc. (the "Company"), to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California, on Friday, May 30, 1997, at 9:00 a.m., local time. A copy of the Notice of Annual Meeting and Proxy Statement for the 1997 Annual Meeting, together with a proxy card, are enclosed.

  At the 1997 Annual Meeting, you will be asked to elect three directors, with terms expiring in the year 2000, and the Board of Directors of the Company (the "Board") recommends that you elect the three individuals it has nominated (all of whom are current directors).

  In addition, you will be asked to consider and vote on a proposal to approve and adopt an amendment to the Company's Restated Certificate of Incorporation, and a corresponding amendment to the Company's Restated By-Laws, deleting the "classified Board" provisions under which one-third of the Company's directors is elected at each Annual Meeting of Stockholders. If these "Board Unclassification Amendments" (which will be voted upon as a single proposal and require a favorable vote of two-thirds of the Company's outstanding shares for approval at the 1997 Annual Meeting) are approved, they will first become effective for the 1998 Annual Meeting of Stockholders.

  Every current member of the Board (including those standing at the 1997 Annual Meeting for re-election to a term expiring in the year 2000) has committed that, if the Board Unclassification Amendments are approved and adopted at the 1997 Annual Meeting, he will resign immediately before the vote on the election of directors is taken at the 1998 Annual Meeting so that all directors nominated by the Board will stand for re-election in 1998 even if their classified terms were otherwise scheduled to expire in a later year.

  The accompanying Proxy Statement provides further information about this important change in the Company's governance structure and the reasons why your Board is proposing it, as well as details regarding an amendment to the Company's Restated By-Laws that has been adopted by the Board (and is not conditioned on stockholder approval) relating to the advance notice requirements for stockholder-proposed business or Board nominations at annual meetings starting with the 1998 Annual Meeting. The Proxy Statement also contains information concerning four directors who have been appointed to the Board since last year's Annual Meeting of Stockholders of PS Group, Inc. and other important information. Also enclosed is an Annual Report to Stockholders for the year ended December 31, 1996. Please give these documents your careful attention.

  To save the Company the cost of further proxy solicitation, we request that you complete, sign and date your proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the 1997 Annual Meeting. If you attend the 1997 Annual Meeting, you may vote in person even if you have previously mailed your proxy.

  Finally, since this is the first Annual Meeting of Stockholders of the Company (as contrasted with PS Group, Inc., which became a subsidiary of the Company as a result of last year's holding company reorganization), may I take the opportunity to remind you that, under Article XI of the Company's Restated Certificate of Incorporation, your shares of Company Common Stock are subject to significant transfer restrictions designed to help preserve the Company's substantial tax benefits. If you have not already surrendered your PS Group stock certificate and received a new Company stock certificate, please contact ChaseMellon Shareholder Services, L.L.C. at 800-777-3674 for information as to the procedure to be followed.

  We greatly appreciate your support and continued interest in the Company.

                                         Sincerely,

                                         /s/ Charles E. Rickershauser, Jr.

                                         Charles E. Rickershauser, Jr.
                                         Chairman of the Board and
                                         Chief Executive Officer

                           IF YOU HAVE ANY QUESTIONS
                               OR NEED ASSISTANCE
                           COMPLETING YOUR PROXY CARD
                                  PLEASE CALL:

                      [LOGO OF MACKENZIE PARTNERS, INC.]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                            PS GROUP HOLDINGS, INC.
                    4370 LA JOLLA VILLAGE DRIVE, SUITE 1050
                              SAN DIEGO, CA 92122
                                (619) 642-2999

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 30, 1997

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "1997 Annual Meeting," which term includes any and all postponements and/or adjournments) of PS Group Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Grande Hotel, located at 333 South Figueroa Street, Los Angeles, California, on Friday, May 30, 1997, at 9:00 a.m., Pacific Time, for the following purposes:

    1. To elect three directors to the Board of Directors of the Company (the "Board"), with terms expiring in the year 2000;

    2. To consider and vote upon a single proposal to approve and adopt amendments (the "Board Unclassification Amendments") to the Company's Restated Certificate of Incorporation (the "Restated Certificate") and the Company's Restated By-Laws (the "Restated By-Laws") which (i) will replace
  (x) the provisions thereof which currently classify the Board into three classes, with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, with (y) provisions whereby every director will be elected at each annual meeting of stockholders and will serve until such director's respective successor is elected and qualified or until such director's earlier resignation or removal, and (ii) will make certain related changes in the Restated Certificate and the Restated By-Laws. If the Board Unclassification Amendments are approved and adopted, they will not be operative for the election of directors at the 1997 Annual Meeting but will be operative for annual elections of directors commencing at the 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting"). Every current member of the Board (including those standing for re-election to a new three-year term under Item 1 above) has committed that, if the Board Unclassification Amendments are approved and adopted at the 1997 Annual Meeting, he will resign immediately before the vote on the election of directors is taken at the 1998 Annual Meeting so that all directors nominated by the Board will stand for re-election at the 1998 Annual Meeting even if their respective classified terms were otherwise scheduled to expire in a later year; and

    3. To transact such other business as may properly come before the 1997 Annual Meeting.

  Additional information regarding the matters to be voted upon at the 1997 Annual Meeting is contained in the Proxy Statement accompanying this Notice (the "Proxy Statement"). The text of the Board Unclassification Amendments is attached as Appendix A to the Proxy Statement. The Proxy Statement (including Appendix A thereto) forms a part of this Notice, and stockholders are urged to read such information carefully.

  The Board has fixed the close of business on April 4, 1997 (the "Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the 1997 Annual Meeting. Only those stockholders of record as of the Record Date will be entitled to vote at the 1997 Annual Meeting. A list of such stockholders will be open to examination by any stockholder at the 1997 Annual Meeting and for a period of ten days prior to the date of the 1997 Annual Meeting during ordinary business hours at the offices of the Company's counsel, Irell & Manella LLP, 333 South Hope Street, Suite 3300, Los Angeles, California 90071-3042.

  The affirmative vote of a plurality of the shares of the common stock, par value $1.00 per share ("Company Common Stock"), of the Company represented in person or by proxy at the 1997 Annual Meeting is required to elect any of the nominees for election to the Board. The affirmative vote of 66 2/3% of the outstanding shares of Company Common Stock is required to approve and adopt the Board Unclassification Proposal. (The Board is unaware of any person being a "related person" under the Restated Certificate by reason of beneficial ownership of 20% or more of the outstanding shares of Company Common Stock; if there were any such "related person," such 66 2/3% vote to approve and adopt the Board Unclassification Amendments would also have to include at least 50% of the outstanding shares of Company Common Stock held by stockholders other than such "related person.")

                                          By Order of the Board of Directors

                                          /s/ Johanna Unger

                                          Johanna Unger
                                          Secretary

April 11, 1997
San Diego, California

 IN ORDER TO ASSURE THAT YOUR SHARES OF COMPANY COMMON STOCK ARE REPRESENTED AT THE 1997 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING TAKES PLACE AT THE 1997 ANNUAL MEETING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE 1997 ANNUAL MEETING IN PERSON.

                            PS GROUP HOLDINGS, INC.
                    4370 LA JOLLA VILLAGE DRIVE, SUITE 1050
                          SAN DIEGO, CALIFORNIA 92122

                               -----------------

                                PROXY STATEMENT

                               -----------------

                              GENERAL INFORMATION

  This Proxy Statement is being furnished by PS Group Holdings, Inc., a Delaware corporation (the "Company"), to the holders ("Company Stockholders") of its common stock, $1.00 par value ("Company Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Friday, May 30, 1997, at 9:00 a.m., Pacific Time, and at any and all postponements and/or adjournments thereof (the "1997 Annual Meeting"). See, generally, "The Annual Meeting."

  At the 1997 Annual Meeting, the holders of 6,068,313 shares of Company Common Stock outstanding as of the close of business on April 4, 1997 (the "Record Date") will be entitled to one vote per share. Such Company Stockholders will be asked to elect three directors, with terms expiring in the year 2000, and will vote upon a single proposal to approve and adopt amendments (the "Board Unclassification Amendments") to the Company's Restated Certificate of Incorporation (the "Restated Certificate") and the Company's Restated By-laws (the "Restated By-Laws") which (i) will replace (x) the provisions thereof which currently classify the Board into three classes, with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, with
(y) provisions whereby every director will be elected at each annual meeting of stockholders and will serve until such director's respective successor is elected and qualified or until each such director's earlier resignation or removal, and (ii) will make certain related changes in the Restated Certificate and the Restated By-Laws. If the Board Unclassification Amendments are approved and adopted, they will not be operative for the election of directors at the 1997 Annual Meeting but will be operative for annual elections of directors commencing at the 1998 Annual Meeting of Company Stockholders (the "1998 Annual Meeting"). Company Stockholders will also transact such other business as may properly come before the 1997 Annual Meeting. See "The Annual Meeting," "Election of Directors," "The Board Unclassification Amendments" and "Other Matters."

             This Proxy Statement and the accompanying proxy cards
                are first being mailed to Company Stockholders

                       on or about April 11, 1997.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
THE ANNUAL MEETING.........................................................   1
  Matters to be Considered.................................................   1
  Shares Outstanding and Entitled To Vote; Record Date.....................   1
  Votes Required...........................................................   1
  Voting, Solicitation and Revocation of Proxies...........................   2
ELECTION OF DIRECTORS......................................................   2
  General..................................................................   2
  Nominees for Director....................................................   3
  Certain Information Concerning Other Directors...........................   3
  Information Regarding the Board and its Committees.......................   4
  Compensation of Directors................................................   5
EXECUTIVE COMPENSATION.....................................................   5
  Report on Executive Compensation.........................................   5
  Compensation Committee Interlocks and Insider Participation..............   6
  Summary Compensation Table...............................................   7
  Stock Options............................................................   7
  Retirement Benefits......................................................   8
  Executive Employment Agreements..........................................   9
  Stock Performance Graph..................................................   9
BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS.............................  11
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS.............................  12
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.......  13
THE BOARD UNCLASSIFICATION AMENDMENTS......................................  14
  General..................................................................  14
  Background to the Board Unclassification Amendments......................  14
  Reasons for the Board Unclassification Amendments........................  15
  Summary of the Board Unclassification Amendments.........................  16
OTHER MATTERS..............................................................  17
  Stockholder Proposals....................................................  17
  Independent Auditors.....................................................  19
  Other Matters............................................................  19
APPENDIX A: The Board Unclassification Amendments.......................... A-1

                              THE ANNUAL MEETING

  This Proxy Statement is being furnished to Company Stockholders in connection with the solicitation of proxies by the Board for use at the 1997 Annual Meeting to be held at the Sheraton Grande Hotel, located at 333 South Figueroa Street, Los Angeles, California, on Friday, May 30, 1997, at 9:00 a.m., Pacific Time, and at any and all postponements and/or adjournments thereof.

MATTERS TO BE CONSIDERED

  At the 1997 Annual Meeting, Company Stockholders will be asked to: (1) elect three directors with terms expiring in the year 2000; (2) consider and vote upon a single proposal to approve and adopt the Board Unclassification Amendments; and (3) transact such other business as may properly come before the 1997 Annual Meeting.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

  Only the holders of record of the outstanding shares of Company Common Stock on the Record Date will be entitled to notice of and to vote at the 1997 Annual Meeting. On the Record Date, there were 6,083,313 outstanding shares of Company Common Stock. Holders of record of shares of Company Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the 1997 Annual Meeting.

VOTES REQUIRED

  A quorum, consisting of a majority of the shares of Company Common Stock outstanding on the Record Date, must be present in person or by proxy before any action may be taken at the 1997 Annual Meeting. The affirmative vote of a plurality of shares of Company Common Stock represented at the 1997 Annual Meeting in person or by proxy is required to elect any nominee for director. Under Article X of the Restated Certificate and Article XIV of the Restated By-Laws, the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Company Common Stock is required to approve the proposal to approve and adopt the Board Unclassification Amendments. (The Board is unaware of any person being a "related person" under Article IX of the Restated Certificate by reason of beneficial ownership of 20% or more of the outstanding shares of Company Common Stock; if there were any such "related person," such 66 2/3% vote to approve and adopt the Board Unclassification Amendments would also have to include, under Article X of the Restated Certificate, at least 50% of the outstanding shares of Company Common Stock held by stockholders other than such "related person.")

  Under the rules of the New York Stock Exchange ("NYSE"), the proposal to approve and adopt the Board Unclassification Amendments is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" will be considered in determining the presence of a quorum at the 1997 Annual Meeting but will not be counted as a vote cast for such proposal. Accordingly, such abstentions and broker "non-votes," while not affecting the election of candidates for director receiving the plurality of votes, will have the same effect as a vote against the Board Unclassification Amendments.

  As of the Record Date, directors of the Company as a group (9 persons) beneficially owned 673,627 shares of Company Common Stock, which represented approximately 11.1% of the aggregate number of votes entitled to be cast at the 1997 Annual Meeting. Such persons have indicated that they intend to vote all such shares for approval of the proposals described herein.

VOTING, SOLICITATION AND REVOCATION OF PROXIES

  A proxy for use at the 1997 Annual Meeting accompanies this Proxy Statement and is solicited by the Board. Any Company Stockholder who has given a proxy may revoke it at any time prior to its exercise at the 1997 Annual Meeting by
(i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) properly submitting to the Corporate Secretary a duly-executed proxy bearing a later date or (iii) attending the 1997 Annual Meeting and voting in person. Company Stockholders who have executed a proxy but intend to vote in person are requested to so notify the Corporate Secretary prior to the time of the 1997 Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Johanna Unger, Vice President, Controller and Secretary, PS Group Holdings, Inc., 4370 La Jolla Village Drive, Suite 1050, San Diego, California 92122. Attendance at the 1997 Annual Meeting will not, in and of itself, constitute revocation of a proxy.

  SHARES OF COMPANY COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES, IF SUCH PROXIES ARE RECEIVED IN TIME AND NOT REVOKED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE PROXIES. IF NO INSTRUCTIONS ARE INDICATED, THE PROXIES RELATING TO SHARES OF COMPANY COMMON STOCK WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR APPROVAL AND ADOPTION OF THE BOARD UNCLASSIFICATION AMENDMENTS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE 1997 ANNUAL MEETING, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES ON SUCH MATTERS IN SUCH MANNER AS SHALL BE DETERMINED BY A MAJORITY OF THE BOARD, EXCEPT THAT SHARES REPRESENTED BY PROXIES WHICH HAVE BEEN VOTED "AGAINST," OR HAVE ABSTAINED WITH RESPECT TO, THE PROPOSAL TO APPROVE AND ADOPT THE BOARD UNCLASSIFICATION AMENDMENTS WILL NOT BE USED TO VOTE "FOR" POSTPONEMENT OR ADJOURNMENT OF THE 1997 ANNUAL MEETING FOR THE PURPOSE OF ALLOWING ADDITIONAL TIME FOR SOLICITING FURTHER VOTES "FOR" SUCH APPROVAL AND ADOPTION.

  The Company will bear the costs of printing and mailing this Proxy Statement as well as all other costs incurred in connection with the solicitation of proxies from Company Stockholders on behalf of the Board. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $7,500 plus expenses. In addition, proxies may be solicited by mail, personal interview, telephone or telegraph by directors, officers or employees of the Company and its subsidiaries without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Company Common Stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of such stock entitled to vote at the 1997 Annual Meeting, and the Company will reimburse such persons for their reasonable expenses incurred in doing so.

                             ELECTION OF DIRECTORS

GENERAL

  The Restated Articles and the Restated Bylaws currently provide (the "Current Classification Provisions") that the Board shall be divided into three classes, each with three-year terms expiring in successive years. There are currently nine directors on the Board, equally divided among the three classes. The Board is proposing the repeal of the Current Classification Provision, with effect at the 1998 Annual Meeting; see "The Board Unclassification Amendments." At the 1997 Annual Meeting, three directors are expected to be elected with terms expiring upon the election and qualification of their successors at the Annual Meeting of Stockholders held in the year 2000. The three Board nominees, Messrs. Guerin, Mills and Pirinea, are all currently directors of the Company. These three nominees (as well as all the other members of the Board) have committed to resign immediately before the vote on the election of directors is taken at the 1998 Annual Meeting if the Board Unclassification Amendments are approved and adopted at the 1997 Annual Meeting; see "The Board Unclassification Amendments--General."

  It is intended that all proxies received from Company Stockholders will be voted for the nominees named below, unless authority to do so is withheld. It is not contemplated that any of the nominees will be unable to serve as a director. However, if that contingency should occur prior to the 1997 Annual Meeting, the holders of proxies reserve the right to substitute and vote the shares represented by the proxies in favor of such nominee for another person nominated by the Board. Information follows with respect to each nominee and each other current director of the Company.

NOMINEES FOR DIRECTOR

  The following persons are nominees for director with terms expiring in the year 2000:

  J.P. GUERIN: Mr. Guerin, 67, has been Vice Chairman of the Board since March 12, 1997 (on which date the Board amended the Restated By-Laws to create such position and appoint Mr. Guerin to it), having previously served as Chairman of the Board of Directors (the "PSG Board") of PS Group, Inc. ("PSG"), from 1985 until 1991 and Vice Chairman of the PSG Board from 1991 to 1993. Mr. Guerin is an investor. From 1965 to 1992, he was managing partner of Pacific Partners, a limited partnership holding long-term investments. Mr. Guerin is also a director of Lee Enterprises, Incorporated (newspaper publishing and television broadcasting) and is a director and Vice Chairman of the Daily Journal Corporation (newspaper publishing). Mr. Guerin has been a director of the Company since January 30, 1996, prior to the time that the Company became a publicly-traded corporation on June 5, 1996, in succession to PSG, pursuant to a holding company reorganization (the "1996 Reorganization") in which PSG became a wholly-owned subsidiary of the Company. He was a director of PSG from 1978 until the 1996 Reorganization was consummated.

  CHRISTOPHER H. B. MILLS: Mr. Mills, 44, has been Chief Executive Officer of North Atlantic Smaller Companies Investment Trust ("NASCIT"), a United Kingdom publicly-traded investment company, since 1982. He is also the Chief Investment Officer of J O Hambro Partners Limited, which manages various investment funds and performs certain administrative services for NASCIT. Mr. Mills is also a director of the following companies: Oak Industries Inc. (electronics); Horace Small Apparel p.l.c. (textiles); and Mid-States p.l.c. (autoparts distribution). Mr. Mills has been a director of the Company since the 1996 Reorganization was consummated on June 5, 1996.

  JOSEPH S. PIRINEA: Mr. Pirinea, 42, is President, Chief Executive Officer and a director of Pirinea, Cozzolino & Kelly, Certified Public Accountants, P.C., with which he has been associated since 1987. His clients primarily consist of private corporations engaged in the construction industry and non-profit organizations. Mr. Pirinea has been a director of the Company since the 1996 Reorganization was consummated on June 5, 1996.

CERTAIN INFORMATION CONCERNING OTHER DIRECTORS

  The following persons serve as directors with terms expiring in 1998:

  WILLIAM H. BORTHWICK: Mr. Borthwick, 48, has been with the law firm of Hill, Farrer & Burrill LLP since 1974 focusing on commercial real estate matters. He has been a partner of that firm since 1984 and was its managing partner from 1987 to 1992. Mr. Borthwick has been a director of the Company since December 10, 1996.

  ROBERT M. FOMON: Mr. Fomon, 72, is, and has been since 1987, President of Robert M. Fomon and Company Inc., a private investment company. Previously, Mr. Fomon served as Chief Executive Officer and a director (from 1970 to 1987) of E.F. Hutton Group Inc., a holding company for the investment banking firm of E.F. Hutton & Company Inc. Mr. Fomon was associated with E.F. Hutton and Company Inc. for approximately 35 years. Mr. Fomon has been a director of the Company since January 30, 1996 and was a director of PSG from 1963 until the 1996 Reorganization was consummated.

  GORDON C. LUCE: Mr. Luce, 71, is an independent investment advisor. Mr. Luce joined Great American First Savings Bank in San Diego, California in 1969 as its President and Chief Executive Officer and served as its Chairman of the Board from 1979 until his retirement in July 1990. During 1982, he was an Alternate

Delegate to the United Nations and has served as member of three Presidential Commissions. He is a former Chairman of Scripps Clinic and Research Foundation and is a director of the Scripps Institutes of Medicine and Science. He is also a director of All American Communications, Inc. (diversified entertainment) and Molecular Biosystems, Inc. (development, manufacture and sale of ultrasound contrast imaging agents). Mr. Luce has been a director of the Company since January 30, 1996 and was a director of PSG from 1973 until the 1996 Reorganization was consummated.

  The following persons serve as directors with terms expiring in 1999:

  STEVEN D. BROIDY: Mr. Broidy, 58, has had a career in the banking industry since 1963 and currently serves on the board of directors of Sanwa Bank California. He previously (from 1992 to 1995) served as Vice Chairman and a director of City National Corp. (and its principal subsidiary, City National
Bank) Bank. Prior thereto (from 1988 to 1992) he was a partner at the law firm of Loeb & Loeb. Mr. Broidy has been a director of the Company since December 10, 1996.

  DONALD W. KILLIAN, JR.: Mr. Killian, 67, was in the private practice of law from 1955 until his retirement effective January 1, 1997. From 1984 he had been a sole practitioner in Newport Beach, California. Mr. Killian is also a director of the Daily Journal Corporation (newspaper publishing). Mr. Killian has been a director of the Company since January 30, 1996 and was a director of PSG from 1993 until the 1996 Reorganization was consummated.

  CHARLES E. RICKERSHAUSER, JR.: Mr. Rickershauser, 68, has been Chairman of the Board, Chief Executive Officer and a director of the Company since January 15, 1996, Chairman of the PSG Board since 1991, a director of PSG since 1984 and Chief Executive Officer of PSG since October 1994. From 1980 until 1986 he was Chairman of the Board and Chief Executive Officer of the Pacific Stock Exchange Incorporated. From 1986 until his retirement in 1990 he was a partner in the law firm of Fried, Frank, Harris, Shriver & Jacobson. Mr. Rickershauser also serves as a director of City National Corp. (and its principal subsidiary, City National Bank), Lee Enterprises, Incorporated (newspaper publishing and television broadcasting) and The Vons Companies, Inc. (retail grocery stores).

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

  The Board (or, in the case of the period before the consummation of the 1996 Reorganization on June 5, 1996, the PSG Board) met ten times during 1996 and all of its members attended all of these meetings except that Mr. Fomon was unable to attend one special meeting and Mr. Killian was unable to attend three special meetings (Messrs. Mills and Pirinea, who were elected to the Board on June 5, 1996, attended no meetings prior to that date).

  The Board has standing Executive and Audit Committees. The Board sitting as a committee of the whole acts as the Compensation Committee (see "Executive Compensation"). The Company has no nominating committee.

  The Executive Committee is comprised of Messrs. Guerin (Chairman), Rickershauser and Luce. Subject to certain limitations, the Executive Committee exercises the powers of the Board in the management of the business and affairs of the Company in the absence of the full Board. The Executive Committee did not meet in 1996.

  The Audit Committee is comprised of Messrs. Guerin (Chairman), Killian and Luce. The Audit Committee recommends to the Board for its nomination independent auditors to audit the consolidated financial statements of the Company, and reviews and approves the overall scope and adequacy of the independent and internal audit programs and the proposed form of the Company's consolidated financial statements. The Audit Committee also reviews the results, findings and recommendations of audits performed by the independent auditors and the internal audit department, the system of internal accounting controls, the significant accounting policies of the Company as they apply to its consolidated financial statements, the audit fees to be paid to the independent auditors and the nature of non-audit services performed by the independent auditors. The Audit Committee met twice during 1996 and all of its members attended both of those meetings.

  From June 5, 1996 until March 12, 1997, the Board had a Strategic Planning Committee comprised of Messrs. Guerin (Chairman), Pirinea and Rickershauser. The purpose of the Strategic Planning Committee was to explore (as a deliberative, but not a decision-making, committee) alternatives for enhancing stockholder value. The Strategic Planning Committee was formed pursuant to an "Agreement relating to 1996 Annual Meeting" dated as of May 19, 1996 among the Company, PSG and Mr. Pirinea, pursuant to which Mr. Pirinea, was added to the Board on June 5, 1996, following the consummation of the 1996 Reorganization. Pursuant to an amendment to such Agreement, the functions of the Strategic Planning Committee were assumed by the Board, and the Strategic Planning Committee was disbanded, on March 12, 1997. The Strategic Planning Committee met twice between its formation and its disbandment and all of its members attended both meetings.

COMPENSATION OF DIRECTORS

  Directors are paid an annual fee of $12,500 plus a fee of $1,000 for each meeting of the Board attended or $350 for attendance by telephone. For attendance at each meeting of a committee of the Board which is not held on a day on which the Board meets, member directors or those attending by invitation are also paid $1,000 for attendance in person or $350 for attendance by telephone. The Chairman of the Board and Chief Executive Officer is paid an additional annual salary of $115,000 and certain other amounts (see "Executive Compensation") and the Chairman of the Executive and Audit Committees is paid an additional annual fee of $25,000.

                            EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

  General. Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information regarding the compensation and benefits provided to the Chief Executive Officer and the other executive officers of the Company. The disclosure mandated by the SEC requires the use of certain tables along with this Report explaining the underlying reasons for certain compensation decisions affecting those individuals. The Company's executive compensation program is administered by the Board sitting as a committee of the whole./1/ In compliance with SEC requirements, the Compensation Committee has prepared this report for inclusion in this Proxy Statement. For purposes of this Report and the balance of the information in this Proxy Statement relating to executive compensation, the term "Company" includes PSG to the extent appropriate to reflect the fact that PSG, not the Company, pays all compensation to, and is the sponsor of all benefit plans covering, the Company's executive officers, each of whom is an employee of PSG, and that PSG is the party to the agreements referred to under "Executive Employment Agreements."

  Commencing in 1994, the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), is $1 million per person, unless certain performance-related compensation exemptions are met. Since it is unlikely that any officers of the Company will receive in excess of $1 million in aggregate compensation a year in the near future, the Compensation Committee has deferred consideration of this provision.

  Compensation Philosophy. This Report reflects the Company's compensation philosophy and also reflects the underlying reasoning for the information set forth in the compensation tables accompanying this Report. Mr. Rickershauser, Chairman of the Board, also provides part-time services as Chief Executive Officer of the Company. Mr. Rickershauser's compensation is established by the Compensation Committee as reflective of the value of the part-time services he provides to the Company and is not tied to the criteria set forth herein for determining the compensation to be paid to full-time officer employees of the Company.

  The Company's executive compensation program is designed to retain its key executive officers. The package consists of a base salary and an annual discretionary bonus. The Company's goal is to provide base

--------
/1/ Mr. Rickershauser, Chairman of the Board and Chief Executive Officer of the
    Company, was not present during discussions relating to his compensation and abstained from voting on any matters relating to himself.

compensation commensurate with an individual's level of experience, responsibility and past performance yet at a conservative level so that a significant portion of an executive officer's compensation opportunities can be based on individual performance in a fiscal year. Each of the Company's two full-time officers also has an employment contract prohibiting reductions in base pay from that last established. Discretionary bonuses are awarded annually if the Board believes an individual officer's performance in his or her particular area of responsibility so merits. Individual officer performance is measured primarily by how effectively the individual officer performed his or her assigned job. Compensation for 1996 was not tied to the Company's operating results. It is anticipated that unless the Company's performance were to deviate substantially from the Company's internally projected results, the Company's performance will not be taken into account in determining the compensation of executive officers.

  Base Salaries. Mr. Rickershauser has been the Chairman of the Board, Chief Executive Officer and a director of the Company since January 30, 1996, Chairman of the PSG Board since 1991 and Chief Executive Officer of PSG since October 1994. Mr. Rickershauser performs the duties of Chief Executive Officer on a part-time basis. In setting his 1996 compensation, the Compensation Committee considered the time which Mr. Rickershauser expected to devote to the Company's affairs, taking into account a substantial increase in the amount of time he has devoted to the affairs of the Company over the past several years. The Compensation Committee did not tie Mr. Rickershauser's 1996 compensation to the Company's performance.

  The other two executive officers of the Company are Lawrence A. Guske, Vice President-Finance and Chief Financial Officer, and Johanna Unger, Vice President, Controller and Secretary. Mr. Guske and Ms. Unger each received annual pay increases of $5,000 in January 1996 and annual pay increases of $7,000 and $5,000, respectively, in March 1997 (effective January 1, 1997). These were primarily designed to help their salaries remain competitive and keep pace with inflation.

  Annual Discretionary Bonuses. The executive officers are eligible to receive bonuses based upon individual performance. Bonuses are normally awarded in March of each year to reflect performance for the prior year. The Compensation Committee has specifically elected not to establish defined criteria on which bonus compensation will be based but has instead elected to maintain a subjective approach to bonus compensation based on a post hoc review of the prior year's performance by each officer. In March, 1997, the two full-time executive officers were awarded discretionary bonuses of $50,000.

  Long-Term Incentive Program. There is currently no long-term incentive program in place for executive officers of the Company.

                                          Members of the Compensation
                                           Committee
                                           William H. Borthwick
                                           Steven D. Broidy
                                           Robert M. Fomon
                                           J.P. Guerin
                                           Donald W. Killian, Jr.
                                           Gordon C. Luce
                                           Christopher H. B. Mills
                                           Joseph S. Pirinea
                                           Charles E. Rickershauser, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board sits as a Compensation Committee of the whole with respect to executive compensation matters, except that Mr. Rickershauser was not present during discussions regarding, nor did he vote on, compensation matters concerning himself. Mr. Rickershauser did participate in discussions regarding compensation of executive officers other than himself. See "Report on Executive Compensation."

SUMMARY COMPENSATION TABLE

  The following table shows the compensation as of the end of each of the last three years ending December 31, 1996 of (i) the Company's chief executive officer and (ii) the two current executive officers (collectively the "Named Executive Officers"). The table reflects the period prior to the consummation of the 1996 Reorganization on June 5, 1996, during which the Company either did not exist or was an inactive subsidiary of PSG.

                                           ANNUAL COMPENSATION
                                         -----------------------
                                                                    ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR SALARY(A) BONUS(B) COMPENSATION(C)
      ---------------------------        ---- --------- -------- ---------------
Charles E. Rickershauser, Jr. .......... 1996 $138,900  $   --       $19,294
 Chairman of the Board and               1995  138,600      --        19,497
 Chief Executive Officer                 1994  128,604      --        19,441
Lawrence A. Guske....................... 1996  176,215   50,000        4,500
 Vice President--Finance and             1995  170,445   50,000        4,500
 Chief Financial Officer                 1994  162,946   35,000        4,500
Johanna Unger........................... 1996  148,215   50,000        4,500
 Vice President, Controller              1995  142,446   50,000        4,500
 and Secretary                           1994  134,946   35,000        4,500

--------
(A) Includes amounts deferred pursuant to Section 401(k) of the Tax Code and cash payments designated as automobile allowances. Fees paid to Mr. Rickershauser as a director are included.
(B) Bonuses earned for calendar years 1994, 1995 and 1996 were actually awarded and paid in March 1995, January 1996 and March 1997, respectively.

(C) The Company's contribution to each executive officer's 401(k) plan is included in "All Other Compensation." The amount of the 401(k) contribution by the Company in 1996 was $4,167 for Mr. Rickershauser and $4,500 for each of the other Named Executive Officers. In addition, for Mr. Rickershauser, $15,127 is included for life insurance premiums for 1996. The Company has agreed to pay premiums on a life insurance policy covering Mr. Rickershauser for a period of six years beginning in 1992. All premiums so paid will be reimbursed to the Company out of any death benefits paid under such insurance.

STOCK OPTIONS

  The following table sets forth information with respect to the number of unexercised options held by each of the Named Executive Officers as of the end of the last fiscal year. PSG's 1984 Stock Incentive Plan terminated in March, 1994, and no additional stock options were granted since such termination. The Company has no stock option plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED
                                                             OPTIONS/SARS AT
                                                            DECEMBER 31, 1996
      NAME                                                  (ALL EXERCISABLE)
      ----                                                ----------------------
      Charles E. Rickershauser, Jr. .....................           --
      Lawrence A. Guske .................................         5,000
      Johanna Unger......................................         3,000

  None of the Named Executive Officers exercised any options during 1996. None of the unexercised options were in-the-money at December 31, 1996.

RETIREMENT BENEFITS

  The Company maintains an unfunded retirement plan (the "Retirement Plan") providing retirement benefits for its officers. The only officers currently participating in, and accruing benefits under, the Retirement Plan are Mr. Guske and Ms. Unger. The normal retirement benefit under the Retirement Plan is a straight life annuity commencing at age 60 with monthly payments equal to 2.5% of compensation for each year of service up to 20 years plus 2% of compensation for each year of additional service up to five years. The term "compensation," for this purpose, means the average monthly compensation received for the 60 consecutive calendar months during the last 120 months in which the participant had the highest compensation. A participant may elect to receive his or her benefits in one of certain annuity forms, each of which is the actuarial equivalent of a straight life annuity.

  A participant who reaches his or her "early retirement date" may choose to retire and to receive an early retirement benefit equal to the normal retirement benefit subject to certain reductions. A participant generally reaches his or her early retirement date at age 55, but may have an early retirement date as early as age 50 if either the Company consents or the Company consummates certain merger or consolidation transactions.
A participant whose employment with the Company terminates before he or she reaches his or her early retirement date will receive a normal retirement benefit on reaching age 60, or an early retirement benefit on reaching his or her early retirement date, based on his or her years of service at termination of employment.

  Benefits payable under the Retirement Plan are not offset or reduced by Social Security benefits, but are reduced by the actuarial equivalent of the lump sum payments which the participants received upon the termination in 1988 of the qualified defined benefit pension plan which PSG formerly maintained, and which covered most of its employees, including the participants.

  For illustrative purposes only, the following table provides examples of the annual benefits payable under the Retirement Plan as a straight life annuity at age 60.

                              PENSION PLAN TABLE

                                        YEARS OF SERVICE
                      ------------------------------------------------------------
   "COMPENSATION"        15           20           25           30           35
   --------------     --------     --------     --------     --------     --------
      $150,000        $ 56,250     $ 75,000     $ 90,000     $ 90,000     $ 90,000
       175,000          65,625       87,500      105,000      105,000      105,000
       200,000          75,000      100,000      120,000      120,000      120,000
       225,000          84,375      112,500      135,000      135,000      135,000
       250,000          93,750      125,000      150,000      150,000      150,000
       300,000         112,500      150,000      180,000      180,000      180,000

  Mr. Guske and Ms. Unger have approximately 27 and 18 years of service, respectively. All amounts listed in the Summary Compensation Table are included in "Compensation" for purposes of the Pension Plan Table, except that automobile allowances shown under "Salary" in the Summary Compensation Table and Company 401(k) contributions shown under "All Other Compensation" in the Summary Compensation Table are excluded.

  In addition to retirement benefits, the Retirement Plan provides a disability benefit equal to 60% of regular salary, excluding bonuses, and less other long-term disability and Social Security benefits which may be payable, continuing for the number of years equal to the number of years of service as an employee. Thereafter, the monthly benefit is reduced to an amount which is the greater of (a) 40% of regular salary, (b) $3,000, or (c) the amount to which the disabled participant would be entitled as a normal retirement benefit at age 60. The benefit continues until the earlier of age 60, the date benefits cease under any other long-term disability plan, or death. In addition, the years of service while disabled are counted toward a retirement benefit, but are limited to the number of years of service accumulated at the time of disability. The Retirement Plan also provides a survivor's benefit if the participant dies while employed by the Company or PSG as an officer and leaves a surviving spouse or dependent children under the age of 22.

  Prior to the 1996 Reorganization, PSG had agreed to accrue an unfunded retirement benefit for Mr. Rickershauser of $50,000 per year, plus accrued interest thereon (based on the rate paid on one-year U.S. Treasury Bills as of January 1 of each calendar year), for each year he served as Chairman of the PSG Board. On March 12, 1997, with the approval of the Board, PSG and Mr. Rickershauser entered into an Executive Retirement Agreement, which augments Mr. Rickershauser's accrued retirement benefit to $100,000 for 1996 and 1997, and clarifies the terms and conditions under which such retirement benefit will be accrued and paid. Under the Executive Retirement Agreement, PSG will establish a bookkeeping account, to which will be credited: (a) the amount of Mr. Rickershauser's unfunded retirement benefit (including interest thereon) accrued through December 31, 1996; (b) $50,000 as of December 31, 1996, to bring Mr. Rickershauser's accrued retirement benefit for 1996 from the $50,000 accrued under the prior arrangement between PSG and Mr. Rickershauser to a total of $100,000; (c) $100,000 for 1997 (credited to the account, ratably, on a monthly basis); (d) $50,000 for each year beginning with 1998 during which Mr. Rickershauser serves as Chairman of the Board or Chief Executive Officer of the Company (credited to the account, ratably, on a monthly basis); and (e) interest during each calendar year beginning in 1997 compounded daily at the rate paid on one-year U.S. Treasury Bills as of January 1 of such calendar year, with such interest continuing to accrue until Mr. Rickershauser becomes entitled to payment (the accrual under (c) or (d) above, as applicable, for the year in which Mr. Rickershauser no longer serves as either Chairman of the Board or Chief Executive Officer of the Company will be prorated on the basis of the number of months served that year). Mr. Rickershauser becomes entitled to payment on the later of January 1, 2001, or the date on which he no longer performs services either as Chairman of the Board or Chief Executive Officer of the Company. The benefits will be paid in one of the annuity forms available to participants under the Retirement Plan, as elected by Mr. Rickershauser. Each of these forms of benefit will be the actuarial equivalent of the balance in the account when Mr. Rickershauser becomes entitled to payment.

EXECUTIVE EMPLOYMENT AGREEMENTS

  Executive employment agreements have been entered into with Mr. Guske and Ms. Unger. The agreements are for continually renewing one-year periods. Compensation to be paid to each of them is to be determined by the Board but is not to be less than the amount last established by the Board. The annual salary for each of them last established in March 1997 was as follows: Mr. Guske, $177,000 and Ms. Unger, $147,000. Under their respective employment agreements, the Company has agreed to continue for a one-year period their then-current compensation if either of them is terminated without cause or resign because certain provisions of their respective agreements have not been complied with by the Company. In the event they are terminated as a result of a change in control of the Company, they will be entitled to severance pay equal to two years at their then-current compensation. Retirement benefits continue to accrue during such periods.

STOCK PERFORMANCE GRAPH

  The following performance graph compares the five-year cumulative total stockholder returns (assuming reinvestment of dividends) realized by Company Stockholders with the S&P 500 index and with the peer group described below. The performance graph assumes $100 is invested in Company Common Stock (or, before June 5, 1996, the Common Stock of PSG ("PSG Common Stock")), the S&P 500 index and a composite index of peer companies on December 31, 1991, and that dividends and special cash distributions paid during the five years ending December 31, 1996 were reinvested when paid to purchase additional shares. The Company has created a special peer group index because no published peer group accurately mirrors the three different lines of business in which the Company has material revenues. The performance of the Company's aircraft leasing business is closely related to the financial condition of the companies to which it leases aircraft. As a result, the Company believes that the peer group against which the performance of its aircraft leasing business should be measured is more accurately the companies to which it leases aircraft, rather than other companies in the aircraft leasing business, and therefore the peer group index includes the three companies to which it leases aircraft. The Company used companies in the fuel sales and distribution and oil and gas business to measure performance in those businesses.

  Within each line of business the selected peer companies were weighted annually by market capitalization at the beginning of each period for which a return is indicated. Weighing of peer companies within the Company's line of businesses was done annually by the asset value of each individual line of business.

  The peer group includes the following companies from each segment:

 Fuel sales and distribution:  Aircraft leasing:             Oil and gas:
    World Fuel Service Corp.      US Airways, Inc.              Hallador Petroleum Com-
    Mercury Air Group Inc.        Continental Airlines,         pany Hallwood Energy
                                  Inc.                          Corp.
                                  America West Airlines,
                                  Inc.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     THE COMPANY (PSG PRIOR TO JUNE 5, 1996), S&P 500 AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P
(Fiscal Year Covered)        PSG            500 INDEX    Peer Group
-------------------          ----------     ---------     ----------
Measurement Pt-  1991        $100           $100         $100
FYE   1992                   $ 31.561       $107.608     $100.037
FYE   1993                   $ 44.434       $118.405     $109.927
FYE   1994                   $ 36.129       $120.013     $ 52.315
FYE   1995                   $ 40.697       $164.951     $135.398
FYE   1996                   $ 56.786       $202.724     $170.491

                BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth, as of the Record Date, the number of shares of Company Common Stock beneficially owned by each nominee to or member of the Board, by each Named Executive Officer shown in the Summary Compensation Table (see "Executive Compensation") and by all executive officers, directors and nominees as a group.

                                                       COMMON STOCK   PERCENT OF
                                                       BENEFICIALLY     COMMON
    NAME                                                 OWNED(1)       STOCK
    ----                                               ------------   ----------
William H. Borthwick..................................     1,000          *
Steven D. Broidy......................................     4,100(2)       *
Robert M. Fomon.......................................       281          *
J.P. Guerin...........................................   319,693(3)       5.3
Lawrence A. Guske.....................................    11,538(4)       *
Donald W. Killian, Jr.................................     1,600(5)       *
Gordon C. Luce........................................       153(6)       *
Christopher H. B. Mills...............................   277,400(7)       4.6
Joseph S. Pirinea.....................................    65,400(8)       1.1
Charles E. Rickershauser, Jr. ........................     4,000          *
Johanna Unger.........................................     3,000(9)       *
All current Officers and Directors as a group.........   688,165(10)     11.3

--------
*   Less than one percent

(1) Unless otherwise disclosed, beneficial ownership is direct and the person indicated has sole voting and dispositive power over the shares of Company Common Stock listed. In certain instances, as footnoted, ownership figures include shares that may be acquired pursuant to options exercisable within 60 days of the Record Date. All expressions of percentage of shares held assume that the options of the particular person or group in question have been exercised and no others.
(2) These shares are held by the Broidy Revocable Trust, of which Mr. Broidy is a Trustee and beneficiary.

(3) Includes (i) 12,358 shares owned by Mr. Guerin's wife, (ii) 50,714 shares and 100,000 shares in the John Patrick Guerin Trust and Guerin Family Trust, respectively, of each of which Mr. Guerin is a Trustee and beneficiary, and (iii) 156,621 shares in the J. Patrick Guerin III Trust, of which Mr. Guerin is a Trustee but in which he has no beneficial interest. The shares held by the John Patrick Guerin Trust and Guerin Family Trust are pledged as collateral under Mr. Guerin's personal line of credit with a bank, which bank thereby has or shares dispositive power with respect to such shares.
(4) Includes 5,000 shares which may be acquired upon the exercise of stock options.

(5) These shares are held by the Killian Family 1987 Trust, of which Mr. Killian is a Trustee and beneficiary.

(6) These shares are held by the Luce Family Trust, of which Mr. Luce is a Trustee and beneficiary.
(7) These shares are beneficially owned by NASCIT.
(8) Includes (i) 27,000 shares owned jointly with Mr. Pirinea's wife, (ii) 23,100 shares owned jointly with Mr. Pirinea's mother, (iii) 8,700 shares owned jointly with Robert Oliveri, (iv) 200 shares held in the Pirinea, Cozzolino & Kelly P.C. Retirement Fund for Mr. Pirinea, (v) 1,000 shares held in a custodial account for Mr. Pirinea's daughter, (vi) 3,100 shares held in Mr. Pirinea's Individual Retirement Account ("IRA") and (vii) 2,300 shares held in Mr. Pirinea's wife's IRA.
(9) These shares may be acquired upon the exercise of stock options.
(10) Includes 8,000 shares which officers as a group may acquire upon exercise of stock options (see "Executive Compensation--Stock Options").

                BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

  The following table sets forth information with respect to all persons known to the Company to be the beneficial owners of more than five percent of Company Common Stock as of the Record Date.

                                                       COMMON STOCK
   NAME AND ADDRESS                                    BENEFICIALLY  PERCENT OF
  OF BENEFICIAL OWNER                                     OWNED     COMMON STOCK
  -------------------                                  ------------ ------------
Berkshire Hathaway Inc.(1)............................  1,208,039       19.9
 1440 Kiewit Plaza
 Omaha, Nebraska 68131
ESL Partners, L.P.(2).................................  1,198,970       19.7
 115 East Putnum Avenue
 Greenwich, Connecticut 06830
J.P. Guerin(3)........................................    319,693        5.3
 355 South Grand Avenue
 Los Angeles, CA 90071

--------

(1) Ownership information obtained from Berkshire Hathaway Inc. ("Berkshire")
    Schedule 13D dated December 14, 1990 (the "Berkshire 13D"). The Berkshire 13D was also filed on behalf of Warren E. Buffett, who may be deemed to control Berkshire, and the following subsidiaries of Berkshire (the amount of Company Common Stock reported to be owned by each such subsidiary in the Berkshire 13D is shown in parentheses following the respective subsidiary's names): National Indemnity Company (579,957); National Liability & Fire Insurance Company (330,475); Columbia Insurance Company (197,600); and National Fire and Marine Insurance Company (100,000). Berkshire exercises shared voting and dispositive power over all shares listed. In connection with a 1990 amendment to PSG's Rights Agreement dated as of June 30, 1986 (the "PSG Rights Plan;" the PSG Rights Plan ceased to be in effect upon consummation of the Reorganization and the Company has no similar plan) permitting Mr. Buffett, Berkshire and their respective affiliates to acquire up to 45% of PSG Common Stock without triggering the provisions of the PSG Rights Plan, Berkshire entered into an agreement with PSG dated December 13, 1990 (the "Berkshire Agreement") that: (i) it would vote all shares of PSG Common Stock owned by it or by its subsidiaries in excess of 22.5% of the outstanding PSG Common Stock in the same proportion as all other shares of PSG Common Stock (including the shares owned by Berkshire not in excess of 22.5%, as to the voting of which Berkshire and its subsidiaries were not restricted by the Berkshire Agreement) were voted in connection with all matters on which shares of PSG Common Stock were voted; (ii) it would not sell any shares of PSG Common Stock owned by it in any transaction if it knew, following reasonable inquiry, that as a result of such transaction any purchaser would be the "Beneficial Owner" (as defined in the PSG Rights Plan) of a number of shares of PSG Common Stock sufficient to make such purchaser an "Acquiring Person" as defined in the PSG Rights Plan; (iii) it would not make any further purchases of shares of PSG Common Stock following receipt of notice from PSG that further purchases of such shares by it might have caused the de-listing of PSG Common Stock on the NYSE; (iv) it would not be a "participant," as defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in any proxy solicitation in opposition to a solicitation by PSG involving the election or removal of PSG directors nor solicit, within the meaning of Rule 14a-1(1), any proxy in connection with any other matter on which a vote of PSG shareholders was taken if such solicitation was in opposition to any proposal or position approved by the Board; (v) it would not be a member of an Exchange Act Section 13(d) group (other than one composed solely of itself and its affiliates) with respect to any securities of PSG; and (vi) it would cause its subsidiaries owning shares of PSG Common Stock to comply with the same obligations as itself. Mr. Buffett agreed (the "Buffett Commitment") with PSG in his individual capacity to execute a similar agreement before purchasing any shares of PSG Common Stock for his own account and not to make any such purchases while Berkshire owned any shares of PSG Common Stock. There has been no discussion between the Company and Mr. Buffett or Berkshire with respect to the application of the Berkshire Agreement or the Buffett Commitment to the 1996 Reorganization and the conversion therein of PSG Common Stock to Company

   Common Stock. Berkshire and Mr. Buffett are precluded from buying additional shares of Company Common Stock under, and subject to the exemptions set forth in, the transfer restrictions imposed by Article XI of the Restated Certificate (the "Transfer Restrictions") so long as the Transfer Restrictions are in effect.

(2) Ownership information obtained from Amendment No. 12, dated May 21, 1996, to Schedule 13D dated December 10, 1993 and prior amendments thereto, wherein it is reported that ESL Partners, L.P. exercises sole voting and dispositive power over all shares.
(3) See footnote (2) to the table set forth under the caption "Beneficial Ownership of Directors and Officers."

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, executive officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and, in the case of its directors and executive officers, written representations that no other reports were required, during the Company's fiscal year 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

                     THE BOARD UNCLASSIFICATION AMENDMENTS

GENERAL

  Company Stockholders are being asked to approve and adopt the Board Unclassification Amendments, pursuant to which, effective at the 1998 Annual Meeting, every member of the Board will be elected annually. THE FULL TEXT OF THE BOARD UNCLASSIFICATION AMENDMENTS IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND THE DISCUSSION BELOW, INSOFAR AS IT SUMMARIZES THE MATERIAL TERMS OF THE BOARD UNCLASSIFICATION AMENDMENTS, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO.

  Approval and adoption of the Board Unclassification Amendments requires the affirmative vote of 66 2/3% of the outstanding shares of Company Common Stock. See "The Annual Meeting--Votes Required."

  If the Board Unclassification Amendments are approved and adopted at the 1997 Annual Meeting, they will not be operative for the election of directors at the 1997 Annual Meeting and, accordingly, the Board will continue, following the 1997 Annual Meeting, to be comprised of three classes of directors, each serving a three-year term. See "Election of Directors." However, the Board Unclassification Amendments, if approved and adopted at the 1997 Annual Meeting, will be operative for annual elections of directors commencing at the 1998 Annual Meeting. Every current member of the Board (including those standing for re-election to a new three-year term at the 1997 Annual Meeting; see "Election of Directors--Nominees for Director" and "-- Certain Information Concerning Other Directors") has committed that, if the Board Unclassification Amendments are approved and adopted at the 1997 Annual Meeting, he will resign immediately before the vote on the election of directors is taken at the 1998 Annual Meeting so that all directors nominated by the Board will stand for re-election at the 1998 Annual Meeting even if their respective classified terms were otherwise scheduled to expire in a later year.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE BOARD UNCLASSIFICATION AMENDMENTS AT THE 1997 ANNUAL MEETING.

BACKGROUND TO THE BOARD UNCLASSIFICATION AMENDMENTS

  On June 5, 1996, the Company and PSG consummated the 1996 Reorganization, pursuant to which PSG (which was previously the Company's parent company) became a wholly-owned subsidiary of the Company and every share of PSG Common Stock was converted into a share of Company Common Stock that, immediately upon issuance, became subject to the Transfer Restrictions. The purpose and effect of the 1996 Reorganization, and the reasons why the PSG Board unanimously recommended its approval by the stockholders of PSG, were discussed in detail in the proxy statement dated April 17, 1996 issued by the PSG Board (which also contained a prospectus of the Company) in connection with the 1996 Annual Meeting of Stockholders of PSG (the "1996 Annual Meeting"), as supplemented by supplements dated May 1, 1996, May 14, 1996 and May 22, 1996 (collectively, the "1996 Proxy Statement/Prospectus").

  In proposing the 1996 Reorganization, the PSG Board decided that, except as necessary to provide for the Transfer Restrictions and related matters, the Restated Certificate and the Restated By-Laws should mirror the provisions of PSG's Certificate of Incorporation and By-Laws. Since these included provisions for a classified board of directors, these and related provisions were retained in Article V of the Restated Certificate and Article III, Sections 4 and 5, of the Restated By-Laws (collectively, the "Current Classification Provisions").

  Following PSG's public announcement on February 9, 1996 of the intention of the PSG Board to seek stockholder approval for the 1996 Reorganization, various stockholders of PSG, representing in the aggregate a substantial number of shares, expressed their intention, for various reasons, to vote against the 1996 Reorganization. Since the PSG Board considered that it was very important for all stockholders that the Transfer Restrictions be implemented by means of the 1996 Reorganization, the PSG Board took various steps to allay the concerns of these stockholders and obtain their commitment to vote in favor of the 1996 Reorganization, as described in the 1996 Proxy Statement/Prospectus. One of these steps was a commitment, subsequently met, to add Messrs. Mills and Pirinea to the Board immediately following the consummation of the 1996 Reorganization (see "Election of Directors--Nominees for Director"). Another was a commitment that, after the 1996 Annual Meeting was concluded, the Board would study the possibility of proposing that the Current Classification Provisions be eliminated. PSG was able to resolve its differences with these stockholders and obtain their agreement to vote in favor of the 1996 Reorganization, which was approved by PSG's stockholders at the 1996 Annual Meeting on June 5, 1996 and consummated immediately thereafter.

  Consistent with its commitment to study the possibility of proposing the elimination of the Current Classification Provisions, the Board has evaluated the arguments both for and against retaining the Current Classification Provisions and has decided to recommend their replacement pursuant to the Board Unclassification Amendments. See "Reasons for the Board Unclassification Amendments."

REASONS FOR THE BOARD UNCLASSIFICATION AMENDMENTS

  The Board has taken note of the fact that the Current Classification Provisions, in tandem with (i) Article II, Section 3 of the Restated By-Laws, which significantly limits the power of stockholders to compel the call of a special meeting (this provision will remain in effect even if the Board Unclassification Amendments are approved and adopted (see "Other Matters-- Stockholder Proposals") and, under Article XIV of the Restated By-Laws, cannot be amended or repealed by the stockholders, as distinct from the Board, without the affirmative vote of 66 2/3% of the outstanding shares of Company Common Stock), and (ii) Article VIII of the Restated Certificate, which eliminates the power of stockholders to take action by written consent in lieu of a meeting (this provision will also remain in effect even if the Board Unclassification Amendments are approved and adopted and, under Article X of the Restated Certificate, cannot be amended or repealed without the affirmative vote of 66 2/3% of the outstanding shares of Company Common Stock), prevent an insurgent from replacing a majority of the Board at a single annual meeting of stockholders. Rather, anyone seeking to obtain control of the Board by having its nominees elected instead of the Board's nominees would have to engage in a proxy contest in two (at least) annual meetings of stockholders since only one-third of the Board is elected at each annual meeting.

  The Board recognizes that the Current Classification Provisions protect the interests of the Company and its stockholders against the risk that control of the Board may shift, in a single election, to persons whose knowledge and understanding regarding the Company is far more limited than incumbent directors (who have had access to non-public information regarding the Company and have devoted substantial time to evaluating this information in preparation for, and during, meetings of the Board and its committees) and who therefore may be unable to fulfill, or may decide that they have to change, the commitments they made as part of their election platform.

  On the other hand, the Board recognizes that the Current Classification Provisions have the potential for insulating members of the Board against stockholders whose views regarding the direction in which the Company should be taken may differ from those of the incumbent directors and that, for this reason, certain of the Company's larger stockholders appear to favor the repeal of the Current Classification Provisions. The Board also recognizes that provisions like the Classification Board Provisions are generally disfavored by a number of institutional stockholders, including those who hold or may in the future own Company Common Stock. Accordingly, the Board believes that the retention of the Current Classification Provisions has the potential to be a source of disagreement between the Company and these institutions.

  Having considered these competing considerations, and having also taken into account (i) the commitment that the Board made to studying the subject, and the potentially adverse effects on stockholder relations if the outcome of that study were a recommendation to retain the Current Classification Provisions, and (ii) the strong sentiment of certain members of the Board against the retention of the Current Classification Provisions, the Board has decided unanimously to recommend the Board Unclassification Amendments. However, in order to ensure an orderly transition from a classified to an unclassified Board and to safeguard the Company and its stockholders against the disruption that might ensue from any attempt to obtain control of the Board by unseating the Board's nominees at the 1997 Annual Meeting, the Board has decided to defer the effectiveness of the Board Unclassification Amendments until the 1998 Annual Meeting.

SUMMARY OF THE BOARD UNCLASSIFICATION AMENDMENTS

  General. As reflected in Appendix A to this Proxy Statement (which contains both the Current Classification Provisions and the changes that would be made to them by the Board Unclassification Amendments), the Board Unclassification Amendments would:

    (1) replace Article V of the Restated Certificate with a new Article V;

    (2) amend Article III, Section 4 of the By-Laws; and

    (3) delete Article III, Section 4 of the By-Laws.

  NONE OF THESE CHANGES WILL BE OPERATIVE FOR THE 1997 ANNUAL MEETING BUT ALL OF THEM WILL BECOME OPERATIVE FOR THE 1998 ANNUAL MEETING. SEE "GENERAL."

  AS INDICATED UNDER "REASONS FOR THE BOARD UNCLASSIFICATION AMENDMENTS," THE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND THE RESTATED BY-LAWS THAT SIGNIFICANTLY LIMIT THE POWER OF COMPANY STOCKHOLDERS TO COMPEL THE CALL OF THE SPECIAL MEETING, ELIMINATE THE POWER OF COMPANY STOCKHOLDERS TO ACT BY WRITTEN CONSENT IN LIEU OF A MEETING AND REQUIRE A VOTE OF 66 2/3% OF THE OUTSTANDING SHARES OF COMPANY COMMON STOCK TO REPEAL SUCH LIMITATIONS AND ELIMINATION WILL ALL REMAIN IN EFFECT EVEN IF THE BOARD UNCLASSIFICATION AMENDMENTS BECOME OPERATIVE. THE BOARD HAS UNANIMOUSLY CONCLUDED THAT THESE PROVISIONS OFFER IMPORTANT PROTECTIONS TO THE COMPANY AND COMPANY STOCKHOLDERS.

  Summary of New Article V of the Restated Certificate. The new version of
Article V of the Restated Certificate will differ from the current version in the following respects:

  . It will delete the provision whereby the Board is divided into three classes, as nearly equal in number as possible, with each director assigned to one of the classes and serving for a three-year term. Instead, at each annual meeting of Company Stockholders all directors will be elected to hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

  . It will delete the provision whereby, if the authorized number of directors (which is fixed by a Board resolution from time to time under Article III, Section 2 of the Restated By-Laws and is currently nine) is increased or decreased, the increase or decrease is apportioned among the three classes of directors so as to maintain such classes as nearly equal as possible.

  . It will delete the provision whereby, if a vacancy arises or is created on the Board (through death, retirement, resignation or removal of an incumbent director or through an increase in the number of directors), the vacancy is filled by a majority vote of the remaining directors in the affected class (or by the sole remaining director of that class if only one remains). Instead, the vacancy will be filled by a majority vote of the remaining directors (or by the sole remaining director if only one remains).

  . To reflect the fact that Article IV of the Restated Certificate authorizes the Board to issue up to one million shares of preferred stock of the Company in one or more series and to fix the rights of each series, the provisions of Article V regarding the method of fixing the size of the Board, the effect of an increase or decrease in the authorized number of directors and the filling of vacancies will all be made expressly subject to any right of the holders of any series of preferred stock ("Preferred Stock Rights"). Currently, the Company has no outstanding shares of preferred stock.

  Summary of Changes to Restated By-Laws. The amendments to the Restated By-Laws pursuant to the Board Unclassification Amendments will differ from the current By-Laws in the following respects (for a description of certain other amendments to the Restated By-Laws, which are not part of the Board Unclassification Amendments and are not subject to approval by Company Stockholders, see "Other Matters--Stockholder Proposals"):

  . Article III, Section 4 of the Restated By-Laws currently mirrors those provisions of Article V of the Restated Certificate that divide the Board into three classes. These provisions will be deleted.

  . Article III, Section 4 of the Restated By-Laws also currently mirrors those provisions of current Article V of the Restated Certificate that apportion increases or decreases in the authorized number of directors among the three classes. These provisions will be amended in the same manner as Article V of the Restated Certificate and will be made similarly subject to any Preferred Stock Rights.

  . Article III, Section 5 of the Restated By-Laws currently mirrors those provisions of current Article V of the Restated Certificate that provide for the filling of vacancies on the Board. This provision will be deleted and the remaining provisions of Article III of the Restated By-Laws will be appropriately renumbered.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

  General. Separate and apart from its action to approve the Unclassified Board Amendments and submit them for approval and adoption by Company Stockholders at the 1997 Annual Meeting, the Board has approved certain other amendments to the Restated By-Laws (the "Advance Notice Amendments"). THE FULL TEXT OF THE ADVANCE NOTICE AMENDMENTS HAS BEEN FILED BY THE COMPANY WITH THE SEC AS PART OF A CURRENT REPORT ON FORM 8-K DATED MARCH 13, 1997, A COPY OF WHICH HAS ALSO BEEN PROVIDED TO THE NYSE AND THE PACIFIC EXCHANGE, AND THE DISCUSSION BELOW, INSOFAR AS IT SUMMARIZES THE MATERIAL TERMS OF THE ADVANCE NOTICE AMENDMENTS, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO.

  THE ADVANCE NOTICE AMENDMENTS ARE NOT SUBJECT TO APPROVAL BY COMPANY STOCKHOLDERS AND ARE NOT CONDITIONED ON THE APPROVAL AND ADOPTION OF THE BOARD UNCLASSIFICATION AMENDMENTS AT THE 1997 ANNUAL MEETING. HOWEVER, THE ADVANCE NOTICE AMENDMENT WILL NOT BE OPERATIVE WITH RESPECT TO THE ANNUAL MEETINGS OF COMPANY STOCKHOLDERS UNTIL THE 1998 ANNUAL MEETING.

  Background. The Restated By-Laws currently contain two provisions (together, the "Current Advance Notice Provisions") which impose advance notice requirements on Company Stockholders who wish to raise items of business at an annual meeting of stockholders: (i) Article II, Section 10 imposes advance notice requirements with respect to business other than a nomination of a candidate for election to the Board; and (ii) Article III, Section 3 imposes advance notice requirements with respect to a nomination of a candidate for election to the Board. Although the Current Advance Notice Provisions differ from one another in certain respects, they contain the same basic timing requirement, namely that the proponent must give the Company written notice of the proposed item of business or nomination at least thirty days prior to the annual meeting of stockholders at which the proponent seeks to have the item of business or nomination considered.

  Reasons for the Advance Notice Amendments. The experience of PSG in connection with the solicitation of proxies for the 1996 Annual Meeting has led the Board to the conclusion that thirty days is not a sufficient period of notice. Typically, the Company would expect that its own proxy material for an annual meeting of stockholders would have been filed and cleared with the SEC, printed and distributed to Company Stockholders more than thirty days before the meeting date, as is customary for public companies with a widely-dispersed group of stockholders. Indeed, such was the timing in the case of both the 1996 Proxy Statement/Prospectus and this Proxy Statement. If the Company's proxy material for an annual meeting has already been distributed before an otherwise-complying notice is received, the Company faces the risk (as, again, materialized in connection with the 1996 Annual Meeting) of having to prepare, clear with the SEC, print and distribute to Company Stockholders additional proxy material relating to the proposal that might have been avoided if the proposal had been received in time to be addressed in the original proxy material.

  Since the purpose of the Current Advance Notice Provisions is to give the Board the opportunity, in the interests of all stockholders, to respond in an appropriately deliberative manner to any stockholder proposal, the Board believes that lengthening the minimum notice period to at least 90 days, as specified in the Advance Notice Amendments, is appropriate to more effectively advance that goal and limit the Company's expense. However, in order to provide all Company Stockholders with adequate notice of this change in the minimum notice requirement, the Board has decided to defer the effectiveness of the Advance Notice Amendments, insofar as they apply to an annual meeting of Company Stockholders, until the 1998 Annual Meeting. In addition to lengthening the amount of advance notice required, the Advance Notice Amendments require more complete information about the proponent and the proposal to give the Board a better basis for evaluating it and responding appropriately.

  Summary of Advance Notice Amendments. Under Article II, Section 2 of the Restated By-Laws, as amended by the Advance Notice Amendments for annual meetings of stockholders commencing with the 1998 Annual Meeting, a nomination for election to the Board and a proposal for other business to be transacted by the stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from the Company) only if such stockholder was a stockholder of record at the time of the giving of a required notice, who is entitled to vote at the meeting and who has given the required notice. In addition, business other than a nomination for election to the Board must be a proper matter for stockholder action under the Delaware General Corporation Law. The required notice must be in writing and delivered to the Company's principal executive offices not less than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, such anniversary, the notice, to be timely, must be so delivered by the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first required. In the event that the numbers of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's required notice will be considered timely, but only with respect to nominees for new positions created by such increase, if so delivered not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed by the SEC's proxy rules in a solicitation of proxies for such person's election, and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of Company Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner, and
(iii) whether either such stockholder or beneficial owner intends to solicit proxies or participate in the solicitation of proxies in favor of such proposal or nominees.

  The Advance Notice Amendments also address the situation where the Company convenes a special meeting of stockholders (as distinct from an annual meeting) to elect directors (as noted above, the Restated By-Laws preclude Company Stockholders from calling a special meeting other than for the purpose of removing a director for cause, and that provision is unaffected by the Advance Notice Amendment or the Board Unclassification Amendments; see "The Board Unclassification Amendments--Reasons for the Board Unclassification Amendments"). Under Article II, Section 3 of the Restated By-Laws, as amended by the Advance Notice Amendments, a Company Stockholder may nominate candidates at such a special meeting provided such Company Stockholder gives an advance written notice complying with the same informational requirements as apply to an advance notice of nomination at an annual meeting. In the case of a special meeting, the advance notice must be given no later than the 90th day prior to such special meeting or the 10th day following the first public announcement of the date of the meeting and of the Board's nominees for election at the meeting.

  Relationship of Advance Notice Amendments to SEC Stockholder Proposal
Rules. Separate and apart from the Current Advance Notice Requirements and the Advance Notice Amendments, the rules promulgated by the SEC under the Exchange Act (the "SEC Stockholder Proposal Rules") entitle a Company Stockholder to require the Company to include a stockholder proposal in the proxy materials distributed by the Company. However, the

SEC Stockholder Proposal Rules do not require the Company to include in its proxy materials any nomination for election to the Board (or any other office with the Company), impose certain other limitations on the content of a stockholder proposal, and also contain certain eligibility, timeliness and other requirements. To be considered as satisfying the timeliness requirement of the SEC Stockholder Proposal Rules in connection with the proxy materials to be distributed by the Company with respect to the 1998 Annual Meeting, stockholder proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than December 13, 1997.

INDEPENDENT AUDITORS

  Ernst & Young LLP were the Company's auditors for 1996 and have been appointed to serve as auditors during 1997. A representative of Ernst & Young LLP is expected to be present at the 1997 Annual Meeting with the opportunity to make a statement if the representative desires to do so and to be available to respond to appropriate questions.

OTHER MATTERS

  The Board is not aware of any matters to be brought before the 1997 Annual Meeting other than as stated in the Notice of Annual Meeting attached to this Proxy Statement. However, if any other matters come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to such proxy except as otherwise stated under "The Annual Meeting-- Voting, Solicitation and Revocation of Proxies."

                                          By Order of the Board of Directors

                                          /s/ Johanna Unger

                                          JOHANNA UNGER
                                          Secretary

Dated: April 11, 1997

                                                                     APPENDIX A

                                   THE BOARD
                               UNCLASSIFICATION
                                  AMENDMENTS*



--------
* Underscorings on the following pages of this Appendix A indicate language proposed to be added by the Board Unclassification Amendments. Strike-throughs on the following pages of this Appendix A indicate language proposed to be deleted by the Board Unclassification Amendments.

NOTE TO EDGAR VERSION:  Deleted language is indicated by brackets, not strike-throughs.

                                 AMENDMENTS TO
                       ARTICLE V OF RESTATED CERTIFICATE

 [(A) The number of directors of this corporation shall be fixed and may be altered from time to time as may be provided in the By-laws. The directors of this corporation need not be stockholders therein.]

  [(B) The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1997; each initial director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1999.]

  [(C) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and
(ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.]

  [(D) Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.]

  (A) Subject to any rights of the holders of any series of Preferred Stock to
  ----------------------------------------------------------------------------
elect additional directors under specified circumstances ("Preferred Stock
--------------------------------------------------------------------------
Rights"), the number of directors of this corporation shall be fixed and may
----------------------------------------------------------------------------
be altered from time to time as may be provided in the By-laws. The directors
-----------------------------------------------------------------------------
of this corporation need not be stockholders therein.
----------------------------------------------------

  (B) Subject to any Preferred Stock Rights, unless the By-laws of this
  ---------------------------------------------------------------------
corporation are amended by the stockholders after the effectiveness of this
---------------------------------------------------------------------------
provision to provide for the division of the directors into classes, at each
----------------------------------------------------------------------------
annual meeting all directors shall be elected to hold office until their
------------------------------------------------------------------------
respective successors are elected and qualified or until their earlier
----------------------------------------------------------------------
resignation or removal. Subject to any Preferred Stock Rights, until such time
------------------------------------------------------------------------------
as the stockholders of this corporation adopt any such By-law, any director or
------------------------------------------------------------------------------
the entire Board of Directors may be removed with or without cause, by the
--------------------------------------------------------------------------
holders of a majority of the shares then entitled to vote at an election of
---------------------------------------------------------------------------
directors.
---------

  (C) Subject to any Preferred Stock Rights, in the event of any increase or
  --------------------------------------------------------------------------
decrease in the authorized number of directors, each director then serving as
-----------------------------------------------------------------------------
such shall nevertheless continue as a director until the expiration of his
--------------------------------------------------------------------------
current term, or his prior death, retirement, resignation, or removal.
---------------------------------------------------------------------

  (D) Subject to any Preferred Stock Rights, each director shall serve until
  --------------------------------------------------------------------------
the end of the term to which he was elected and until his successor is elected
------------------------------------------------------------------------------
and qualified or until his death, retirement, resignation or removal, and any
-----------------------------------------------------------------------------
newly-created directorship or vacancy, whether arising through death,
---------------------------------------------------------------------
resignation or removal of a director or otherwise, shall, unless otherwise
--------------------------------------------------------------------------
provided by law or by act of the Board of Directors, be filled only by a
------------------------------------------------------------------------
majority vote of the remaining directors, or by the sole remaining director if
------------------------------------------------------------------------------
only one such director remains.
------------------------------

                                 AMENDMENTS TO
                        ARTICLE III OF RESTATED BY-LAWS

  SECTION 4. Vacancies and Newly Created Directorships. Subject to any rights
             ----------------------------------------------------------------
of holders of any Series of Preferred Stock of the Corporation, each director
-----------------------------------------------------------------------------
shall serve until the end of the term to which he was elected and until his
---------------------------------------------------------------------------
successor is elected and qualified or until his death, retirement, resignation
------------------------------------------------------------------------------
or removal, and any newly-created directorship or vacancy, whether arising
--------------------------------------------------------------------------
through death, resignation or removal of director or otherwise, shall, unless
-----------------------------------------------------------------------------
otherwise provided by law or by act of the Board of Directors, be filled only
-----------------------------------------------------------------------------
by a majority vote of the remaining directors, or by the sole remaining
-----------------------------------------------------------------------
director if only one such director remains. [Class Division and Term. The Board
-------------------------------------------
shall be and is divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; and until his successor shall have been elected and qualified; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1997; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1999.]

  [In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of Directors so as to maintain such classes as nearly equal as possible.]

  [SECTION 5. Vacancies and Newly Created Directorships. Any vacancy in the Board caused by death, resignation, removal or otherwise, or through an increase in the number of Directors of a class, shall be filled by a majority vote of the remaining Directors of the class in which such vacancy occurs, or by the sole remaining Director of that class if only one Director remains, or by the majority vote of the remaining Directors of the other two classes if there be no remaining members of the class in which the vacancy occurs. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of the office of the class to which he was elected.]

  SECTION 5. Initial Meeting. The Board shall meet as soon as practicable
          -
after the annual election of Directors and notice of such first meeting shall not be required.

  SECTION 6. Regular Meeting. Regular meetings of the Board shall be held
          -
without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board.

  SECTION 7. Special Meetings. Special meetings of the Board may be called at
          -
any time, and for any purpose permitted by law, by the Chairman of the Board, the Chief Executive Officer or by the Secretary on the request (whether written or oral) of any two members of the Board, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time and place of any such meetings shall be given to the Directors by the Secretary, or in case of his absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by private express courier service, by telegraph, by telecopier, by telephone, by personal service, or by any thereof as to different Directors.

  Notice to a Director by mail or by private express courier service shall be deemed to have been given if addressed to such Director at the address shown upon the records of the Corporation for such Director (or as may have been given to the Corporation by such Director for purposes of notice) and deposited in a United States Post Office or delivered to such private express courier service, as the case may be, at least forty-eight hours before the time of the meeting. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted to the recipient by the person giving the notice by electronic means. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office or home of the recipient who may reasonably be expected to communicate the notice to the recipient.

  A notice need not specify the purpose of any special meeting of the Board. Whenever any Director has been absent from any meeting of the Board for which notice has not been dispensed with, an entry in the minutes of such meeting to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such Director.

  SECTION 8. Quorum. At all meetings of the Board a majority of the whole
          -
Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law or by the Certificate of Incorporation or by these By-laws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had, but no later than the time fixed for the next regular meeting of the Board. Notice of any adjourned meeting need not be given.

  SECTION 9. Fees and Compensation. Each Director and each member of a
          -
committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine.

  SECTION 10. Meetings by Telephonic Communication. Members of the Board or
          --
any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if the standing resolutions fixing the time and place of a regular meeting or if the notice of the time and place of any regular or special meeting provides for such participation. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

  SECTION 11. Qualification of Directors. No person can be elected a Director
          --
of this Corporation (whether by vote of the stockholders or the Directors) if, were he or she to be elected a Director, less than a majority of the total number of Directors would be Outside Directors. If such a person is nominated for Director, no votes cast for his or her election shall be counted and, for this purpose, the announcement of the results of any election of Directors, shall be delayed pending the determination by the Board referred to below. An Outside Director is a person who is not: (a) an officer or employee of the Corporation or any relative of an officer or employee; (b) a Related Person (as that term is defined in Article X of the Corporation's Certificate of Incorporation) or an officer, director, employee, associate or affiliate of a Related Person, or a relative of any of the foregoing; or (c) a person having a direct or indirect material business relationship with the Corporation. The Board shall be empowered to determine in its sole and absolute discretion whether a person is or is not an Outside Director within the meaning of the foregoing.

  SECTION 12. Committees. The Board may, by resolution passed by a majority of
          --
the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and if the Board has not designated one or more alternates (or if such a designation has been made, in the absence or disqualification of such alternate(s)), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

  SECTION 13. Action Without Meetings. Unless otherwise restricted by
          --
applicable law or by the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without meeting if all members of the Board or of such committee consent thereto in writing as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.

--------------------------------------------------------------------------------

       PROXY

                            PS GROUP HOLDINGS, INC.

                      ANNUAL MEETING--FRIDAY, MAY 30, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned appoints LAWRENCE A. GUSKE and JOHANNA UNGER, and each of them, proxies, with power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of PS Group Holdings, Inc. called to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California, on Friday, May 30, 1997, at 9:00 a.m. local time and any and all postponements and/or adjournments.

           THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEMS 1 AND 2


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                          -- FOLD AND DETACH HERE --

--------------------------------------------------------------------------------

                         YOUR VOTE IS IMPORTANT TO US.

                        PLEASE SIGN AND DATE YOUR PROXY
                       ON THE REVERSE SIDE OF THIS CARD.

--------------------------------------------------------------------------------

 PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES BELOW. IF NO                                    Please mark your
 DESIGNATION IS MADE, YOUR PROXY WILL BE VOTED FOR ITEMS 1 AND 2.                                            votes as indicated [X]
                                                                                                              in this example

           THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEMS 1 AND 2
Item 1. ELECTION OF            FOR   WITHHELD   WITHHELD FOR: (Write that nominee's name   Item 2. BOARD      FOR   AGAINST  ABSTAIN
DIRECTORS                      [_]     [_]      in the space provided below.)              UNCLASSIFICATION   [_]     [_]      [_]
Nominees:                                                                                  AMENDMENTS
J.P. Guerin, Christopher                        ________________________________________
H.B. Mills, Joseph S. Pirinea

Item 3. By executing this proxy, the undersigned hereby authorizes the proxy holders to vote upon such other business as may properly come before the meeting, or any postponement or adjournment thereof (including, without
limitation, any postponement or adjournment for the purpose of enabling the                I PLAN TO ATTEND THE MEETING  [_]
Board of Directors to continue soliciting proxies in favor of Item 2 unless the undersigned has voted "Against" or "Abstain" on Item 2), as to which the undersigned hereby confers discretionary authority upon said proxies.

                                                                                           IMPORTANT: Please sign exactly as name
                                                                                           or names appear hereon. If signed as
                                                                                           executor, trustee or other fiduciary,
                                                                                           give your full title as such.

                                                                                           Dated: ________________________, 1997

                                                                                           _____________________________________
                                                                                                         Signature

                                                                                           _____________________________________
                                                                                                         Signature

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                 NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.A.


                          -- FOLD AND DETACH HERE --

--------------------------------------------------------------------------------

                            PS GROUP HOLDINGS, INC.

                  EVEN IF YOU PLAN TO JOIN US AT THE MEETING,

                                 PLEASE . . .

                       SIGN, DATE, AND RETURN YOUR PROXY
                    IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

                                   THANK YOU